UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Repurchase Agreement

On November 9, 2021, The Hain Celestial Group, Inc. (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Engaged Capital Co-Invest VI, LP, Engaged Capital Co-Invest VI-B, LP, Engaged Capital Co-Invest VI-C, LP, Engaged Capital Co-Invest VI-D, LP and Engaged Capital Co-Invest VI-E, LP (collectively, the “Selling Stockholders”), pursuant to which the Company agreed to repurchase, directly from the Selling Stockholders, 1,700,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The price per share paid by the Company is $45.00, which equals the price at which the Underwriter (as defined below) purchased shares from the Selling Stockholders, net of underwriting commissions and discounts, in an underwritten public offering that launched on November 10, 2021, whereby the Selling Stockholders sold certain other shares of Common Stock (the “Offering”). The share repurchase and the Offering were completed on November 15, 2021. The aggregate price paid by the Company in the share repurchase was $76.5 million, which the Company funded with borrowings under its revolving credit facility.

The description of the Share Repurchase Agreement in this report is qualified in its entirety by reference to the full text of the Share Repurchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Offering

On November 15, 2021, the Selling Stockholders completed the sale of 12,379,504 shares of Common Stock in the Offering.

The Offering was made pursuant to (i) an effective Registration Statement on Form S-3ASR (File No. 333-260959) filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 10, 2021, including a related base prospectus dated November 10, 2021, and (ii) a related prospectus supplement dated November 10, 2021 and filed by the Company with the SEC pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

In connection with the Offering, on November 10, 2021, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as underwriter (the “Underwriter”), and the Selling Stockholders.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and the Selling Stockholders and also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriter against certain liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 10, 2021, by and among The Hain Celestial Group, Inc. as issuer; Engaged Capital Co-Invest VI, LP, Engaged Capital Co-Invest VI-B, LP, Engaged Capital Co-Invest VI-C, LP, Engaged Capital Co-Invest VI-D, LP and Engaged Capital Co-Invest VI-E, LP, as selling stockholders; and Morgan Stanley & Co. LLC, as underwriter.

5.1	Opinion of Cravath, Swaine & Moore LLP.

10.1	Share Repurchase Agreement, dated November 9, 2021, by and among The Hain Celestial Group, Inc., Engaged Capital Co-Invest VI, LP, Engaged Capital Co-Invest VI-B, LP, Engaged Capital Co-Invest VI-C, LP, Engaged Capital Co-Invest VI-D, LP and Engaged Capital Co-Invest VI-E, LP.

23.1	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Javier H. Idrovo
Name:	Javier H. Idrovo
Title:	Executive Vice President and Chief Financial Officer